Clarivate™ Investor Day Mark Donohue Vice President, Investor Relations November 10, 2020

Forward-Looking Statements These materials contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, outlook, anticipated cost savings, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are difficult to predict, and many are outside of our control. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include those factors discussed under the caption “Risk Factors” in our 2019 annual report on Form 10-K, our current report on Form 8-K filed on June 19, 2020, and our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2020, along with our other filings with the U.S. Securities and Exchange Commission (“SEC”). However, those factors should not be considered to be a complete statement of all potential risks and uncertainties. Forward-looking statements are based only on information currently available to our management and speak only as of the date of these materials. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Please consult our public filings with the SEC or on our website at www.clarivate.com. Non-GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, Free Cash Flow, Adjusted Free Cash Flow, Standalone Adjusted EBITDA, and net debt because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business. Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity. In addition, these financial measures may not be comparable to similar measures used by other companies. At the Appendix to this presentation, we provide further descriptions of these non-GAAP measures and reconciliations of these non-GAAP measures to the corresponding most closely related GAAP measures. Results excluding divestitures in this presentation exclude the previously announced November 2019 agreement to sell the MarkMonitor brand protection, antipiracy and antifraud products, which divestiture was completed on January 1, 2020. Clarivate retained the MarkMonitor Domain Management business. Required Reported Data We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit agreement, and the indenture governing our senior secured notes due 2026, respectively, pursuant to the reporting covenants contained in such agreements. In addition, management of the Company uses Standalone Adjusted EBITDA to assess compliance with various incurrence-based covenants in these agreements. Clarivate™

Mark Donohue, Welcome Agenda Vice President, Investor Relations Jerre Stead, Company overview Chairman and Chief Executive Officer Digital transformation – Melanie Fitzpatrick, a new way of working Digital First Transformation Mukhtar Ahmed, Science Group update President, Science Group Jeff Roy, IP Group update President, IP Group BREAK Mike Morhardt, Commercial operations update EVP, Commercial Performance and Operation Stefano Maestri, Technology Group update Chief Technology Officer Richard Hanks, Financial overview Chief Financial Officer Q&A and closing All Clarivate™

To submit a question for Q&A Open the Question Panel by clicking the icon at the bottom of your screen—type your question and press send We1lcome t,o !Investor D1 ay Please include your name and company information when submitting Nove mbe:r 10, 2020 Questions will be answered during a live session after presentations conclude Clarivate™

Clarivate™ Turning ideas into innovations Jerre Stead Chairman and Chief Executive Officer November 10, 2020

We have world-leading assets serving large and stable end-markets Leading provider of intellectual property and scientific information, analytical tools & services Products support customers’ critical decisions in discovery, protection and commercialization of ideas and brands Global, diversified customer base Portfolio of curated proprietary databases deeply embedded in customers’ workflows

Business model provides clear path to long-term profitable growth Recurring subscription revenue with high retention and revenue visibility Recurring revenue ‘Build once, sell many times’ creates significant + profitable operating leverage incremental growth Low capital requirements allow high cash flow conversion and strong reinvestment capacity = strong cash flow Free cashflow profile supports M&A and capital return = capacity to reinvest Clarivate™

Where we were at the end of 2019 Adjusted revenue1 Adjusted EBITDA1 Adjusted EBITDA Margins1 Adjusted Free Cash Flow $919M $292M 32% $101M Colleagues Customers Market-cap 4,500 18k $5B 12019 Excludes the disposal of the Mark Monitor brand protection, antipiracy and antifraud productions on January 1, 2020

Where we are today Adjusted revenue1 Adjusted EBITDA1,2 Adjusted EBITDA Margins1,2 Adjusted Free Cash Flow2 $1.717B 45% $617M $766M $919M $292M 32% $101M Colleagues Customers Market-cap 30k $20B 8,500 4,500 18k $5B 12019 Excludes the disposal of the Mark Monitor brand protection, antipiracy and antifraud productions on January 1, 2020 2Proforma for the acquisition of CPA Global completed Oct. 1, 2020, including $75M of run rate cost synergies

Clarivates Purpose We believe human ingenuity can transform the world and improve our future. Vision Mission Values We will improve We are a trusted, Aim for greatness the way the world indispensable partner to Value every voice creates, protects innovators everywhere and advances by delivering critical Own your actions innovation. data, information, workflow solutions and deep domain expertise.

Our four strategic goals keep us focused and moving forward Continue to Further increase improve colleague customer delight score engagement score Goal 82+ Goal 80+ Sustainability DJSI-listed Focus on strong top- Provide superior world leader and bottom-line growth investor returns $1.5B revenue $400M free cash $600M EBITDA Clarivate™

Our latest colleague engagement survey had a response rate of 90%, up 9 points from last year 2019 Strengths score 69 81 – feedback 2020 79 – communication Engagement – action taking score = 77 72 (benchmark is 74) Opportunities 69 – decision making 71 – growth 73 – belonging

Measuring customer delight tells us where to focus our efforts 87 – quality of products and services 86 – information and insights 2019 57 – easy to do business with score 76 Overall Customer feedback: customer • Product and information quality make delight = 79 up over 70% of our positive comments (best practice 82) • Ease of doing business is our biggest opportunity across user experience and internal processes

Highlights of our 2020 sustainability work; and our 2020 ESG goals Governance Social Environment 95% of colleagues 95% of colleagues Launched supply chain completed cyber security completed anti-bias ESG assessment and training; launched privacy training; launched global e-waste recycling center, expanded ESG site, ethnicity-focused program colleague resource group increased board member diversity Ethical business: 100% of Launch diversity in Establish data collection colleagues complete Code hiring program; commit and benchmarks for real of Conduct training and to global D&I initiatives estate portfolio; approve cyber security training 3-year environment plan YE 2023 - List on Dow Jones Sustainability Index and FTSE4GOOD Index Achieved Goal

We are delivering strong top-and-bottom-line growth through organic growth and revenue enhancing initiatives Insert footer

Acquisitions have enhanced our product portfolio: DRG Provide As one, Help Proven high-value data, we can deliver customers achieve track record analytics and insights greater value via commercial success of innovation and to pharma, biotech enhanced insights, in complex health customer focus and med tech new products and markets companies consulting

Acquisitions have enhanced our product portfolio: CPA Global CPA GLOBAL Lifecycle Global leader in management, Serving IP software and IP administration, 12,000+ law firm 3,000 colleagues, technology- research and corporate 29 offices globally enabled and analytics, customers daily services patent office support

We realigned our commercial infrastructure to serve customers more efficiently • Established three global business centers Built a strategic sales Belgrade, • Chandler, Serbia organization Arizona • Managing most customers through Inside sales to free up Field Penang, Sales time and optimize Malaysia cost-to-serve Clarivate'"

Technology is core to our success at Clarivate Customer and company growth Creating Optimizing the Cultural evolution Customer value enterprise driving innovation with technology for growth convergence People  Process  Technology

Delivering on cost savings and efficiency initiatives • Optimizing headcount • Rationalizing facilities Run-rate • Insourcing application development savings of $180 - $185M • Project Singularity • COVID response Exiting 2021 • Implementing a workforce of the future • Synergies with 2020 acquisitions of $105M

The pandemic helped us see what’s possible with our workforce Productivity and work fulfillment – New and more productive ways of working – Examining and improving every process and workflow Cost savings – Reduction of current office footprint – Relieve colleagues from location restrictions and travel

Reaffirming 2020 outlook and introducing 2021 guidance ($M, except % and per share data) 2020 Pro forma Q4 CPA 2021 Adjusted revenue1 $1,280 - $1,295 $1,780 - $1,8402 % change YOY growth 31% - 33% 39% - 42% Adjusted EBITDA1 $480 - $495 $785 - $8252 Adjusted EBITDA margin %1 37% - 38% 44% - 45% Adjusted diluted EPS1 55 - 61 cents In process3 Adjusted free cash flow1 $240 - $260 $450 - $500 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 22021 excludes approximately $70M of revenue and $14M of EBITDA from Techstreet, which was divested on November 6, 2020. Clarivate™ 3Evaluating the tax impact of CPA Global acquisition on Adjusted diluted EPS. The Company expects to provide 2021 Adjusted EPS within the next couple weeks.

Our fundamental assets are unmatched • Business model with strong financial attributes Our • Critical levers to drive growth and profit industry-leading solutions enable companies • Embedded in customers’ critical core to bring life-changing workflows innovations to market, faster • Exceptional addressable white space • Strong, purpose-based culture in place with experienced leadership team Clarivate™

Clarivate™ Transforming our workplace Melanie Fitzpatrick November 10, 2020

The digital workplace is our catalyst for a best-in-class organisation and culture, that will ensure we delight our customers and deliver returns to our investors ·f "ll.11 \ \I\ \\1 ll 11-11rt1 \ Ill l Insert footer

Our North Star A digital transformation of our culture and organization where every decision and every opportunity is approached with the assumption and mindset that the solution should be as digital as possible

Why now? (Hint: the biggest risk is NOT doing it now) • COVID-19 started the surge • Cultural and operational barriers have been pushed aside • To ensure success, need to accelerate adoption of new culture, ways of working and technologies • History is littered with others that missed their opportunity

Becoming a digital workplace is a journey Then Now Next • Admin heavy, process • Years of advances in • Culture that empowers people based months • Grow business without scaling costs • Large office footprint • Everything under review • Access best talent where and when • Majority of people were from business practices needed office based to culture • Travel less and spend less • Travelling between • Flattening hierarchies • Increase productivity with locations • Improving cross- automation and AI • Talent pool was local functional work • Remove current friction points in antiquated ways of working

We’re taking a data-driven and engagement-led approach to overhaul our culture and become a digital workplace Re-wiring how we think, feel and act • Structured program-led approach • Dedicated team of change specialists • Measuring to track and pivot when needed Changing where and how we work • Remote working will be the norm • Current office footprint dramatically reduced ClarivateT"

Sustained benefits of our workplace transformation will support our company strategic goals Colleague Engagement Customer Delight • Happier colleagues @ ~ [§] • Faster customer analytics • Improved well-being • More responsive teams – • Faster feedback easier to do business with Sustainability • Enhanced insights, efficiency and workflow integration • Reduced carbon footprint • Accelerates ambition to list on Dow-Jones sustainability index Superior Investor Returns Growth • Ability to scale without adding • Faster innovation headcount • More opportunities for • Enhanced margins cross-sell and upsell • Reduced expenses (e.g. • Enhanced inside sales property, flights) Clarivate™

Workplace rationalisation will deliver $23M+ (50%) savings by end of FY21 through the exit or ‘right sizing’ of offices Retained smaller portfolio of workplaces resulting in 50%+ reduction in footprint • Future-state office designs across the globe – Operational hubs – Collaboration hubs • Implementation approach – Communicate new policies and support package to impacted colleagues – Q4 2020 – Communicate future workplace footprint and implementation timelines – Q1 2021 – Office exits and investment in remaining hubs throughout 2021 Clarivate™

This is our opportunity to increase colleague engagement, productivity and expand talent pool \ I / Leadership Colleagues What it takes What it delivers, a workplace that is: 1. Leading with hearts and minds 1. Human caring, flexible, transparent and 2. Connecting colleagues to our purpose connected in a change culture 2. Frictionless innovation and creativity thrive 3. Trusting and empowering colleagues 3. Rewarding with less basic tasks so there’s 4. Fostering a culture of transparency, more time to add more value innovation and experimentation 4. Dynamic where change is a way of working 5. Sourcing the right skills 5. Balanced work and personal life with greater geographic flexibility Clarivate™

Clarivate™ Science Group Investor Presentation Mukhtar Ahmed President, Science Group November 10, 2020

“Change is the law of life and those who look only to the past or present are certain to miss the future.”  John F. Kennedy 0 Clarivate™

Our vision is to improve human lives with comprehensive and integrated solutions, that accelerate innovation from ideation to outcome across industries and research disciplines 0 Clarivate™

Socio-economic forces creating significant opportunities Significant healthcare, scientific Insights Digitization Research sectors continue to be research and regulatory reforms disrupted by application of post Covid-19 with a greater Artificial Intelligence to appreciation and demand for expediate new discovery and decision-making data optimize workflows Personalized researcher Formation of customer experiences are accelerating communities with greater the adoption of digital levels of digital engagement education and learning Personalization Collaboration and connectivity technologies Clarivate™

Accelerating innovation from ideation to outcome – we provide leading solutions for multi-industry, multi-disciplinary research OClarivate Cortellis.. Billions of OClarivate tJRG Web of Science.. Part of Clarivate data points Artificial intelligence from 1000s of harmonized Research Intelligence Cloud™ Ontologies sources Product .......Platforms | Specialist Consulting & Analytics | Innovation Exchange Ill fa Academia Government Regulators Biopharma MedTech Payer/Provider Best in class data assets | Advanced data science capabilities | Deep domain knowledge Clarivate™

Our investments are centered around our strategic goals Organic and Maximize adoption Grow alliances Be a acquisitional growth of end-to-end and channels customer-focused into core and Research world-class adjacent markets Intelligence Cloud organization

Organic and acquisitional growth into our core and adjacent markets DRG acquisition and integration + Expanded presence into core markets (Commercial and Market Access, Medical Device) Enhanced content, product and services (Post-Approval products and services, RWD) ~IO~C:..•• Market Overview CJR G Fully integrated (Sales, Commercial, Operations) :::-- ! -- CIRB On track to meet cost synergies targets _____ ......,. ---~,.._ .... _ d ~':'..,'::.;·;:.-..: _ M"'•""'..,.,.._ ,_ ..._ __.............. -....__ _ '0.~~:E:-:P.::.-· @ ----.......... ,--- , 47"11, .. ,-M: ..........1., Global revenue synergies through cross selling ............. -....... ~, ..... ... :.... Clarivate™

Maximize adoption of our end-to-end Research Intelligence Cloud Expanding Life Sciences and Web of Science platforms Intelligence: Data, analytics and insights offerings • Generics • Drug discovery • Clinical trials CVID (Coronavirus, Virology, and Infectious Disease) Data Lake 1 Clarivate Web of Science Additional contributions: Released updated CVID disease briefing report My Researcher App (MYRA) • • Next generation Web of Science • Featured key related scientific research from Web of Science • Benchmarks and analytics 3.0 (InCites) • Clinical trial — daily updates from Cortellis Clarivate™

# Grow alliances and channels

## Innovation Exchange, Agent Network

***Innovation Exchange***

- Access to **22 innovative software and data offerings**
- **Curated system** of trusted and approved partners
- Certified applications delivered **via Research Intelligence Cloud™**

***Agent Network***

- **Focus network** on highest-performing 238 partners
- Optimized with **new targets and performance contracts**

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Be a customer-focused, world-class organization Customer Delight, Thought Leadership Creation of customer engagement function Focus on delighting our customers combining pre and post sales Creation of value function (development, “Pioneering innovations and providence are delivery, communications) drivers of achievement…Egyptian Knowledge Bank is ushering in a vital strategic project A Established Global Customer Delivery Center which promotes the spread of knowledge in e-e for consulting services, data and products native Arabic. Clarivate’s Web of Science has been the perfect partner to help us deliver on ISI innovating with next generation research our mission.” metrics and rankings Dr. Tarek Shawki - Minister of Education & Technical Education, Egypt, President of BioWorld industry recognition Egyptian Knowledge Bank Clarivate™

Exceptional growth opportunity within our core markets Science Group core markets have grown from $4.9B to $20.4B 2017-19 CAGR 10.8% Academia and Pharma drug Commercial and Medical device and government research development market access data analytics 2017-19 CAGR 8% 2017-19 CAGR 10% 2017-19 CAGR 12% 2017-19 CAGR 11% 111111 -1:1-~'ii~ 111111 $2.7B $1.7B $6.5B $9.5B • Science Group •Total addressable market Clarivate™

We have a compelling future Loyal customers, Mission-critical high retention rates offerings Clarivate™ Depth in Outstanding core markets growth potential Best -in-class Clarivate'" data assets

Clarivate™ IP Group update Jeff Roy President, IP Group November 10, 2020

“Progress is not in enhancing what is, but in advancing toward what will be.” Khalil Gibran 0 Clarivate™

Delivering on our promises from 2019 IP Group is well positioned to accelerate due to progress made against 2020 goals More analytics Content expansion and Partnerships and data new interfaces agreements Geographic shift Defend premium IP Cloud and Analytics & Integration and cross- Advisory team pricing selling of product lines Leveraging partnerships Webinars and virtual Deliberate acquisitions events Packaging Clarivate™

Global market trends continue to support Clarivate strategy Innovation and brand activity continues despite 2020 macro conditions +5.2% +21.8% +15.5% +5.7% increase in increase in increase in increase in patent utility model trademarks industrial applications applications applications design applications Clarivate — the only company with an integrated global data set covering the entire IP universe, including global case law analytics to analyze risk Clarivate™

Global strategy with localized solutions • Focused investments in local markets to align with global trends (especially China) • Rest of world grows steadily, but China accelerated brand activity in 2020 surpassing U.S. patent filers for first time Source: US PTO data from Clarivate

Analytics and advisory turn a commoditized service into a high-growth engine Data and Technology and Consultant insights Customer methodology domain specialists targeted toward value Hundreds of data analysis Horizon scanning Better products and ideas Mitigate risk frameworks and KPI benchmarking More revenue visualization models Identify investment Technology benchmarking Lower costs Curated database of Increase operational Structured ideation vs. performance previous findings and Efficiency data measures Litigation landscaping Unique derived metrics built on proprietary Brand landscaping content Technology forecasting Licensing ecosystem Clarivate™

Freeing Clarivate data from heritage applications is enabling access to new markets Client partnerships Product mix Converting relationships Shift to higher-margin with market leaders into subscription products partnerships Data providers Non-traditional buyers Creating a market with Data lake strategy exposes alternative data providers content to new use cases Clarivate™

“If you want to go fast, go alone. If you want to go far, go together.” African proverb Clarivate™

Making it easier to buy more — enabling customer access to multiple packages is a priority End to end IP lifecycle management Drafting and Operations and Opposition and Innovation Search Commercialization prosecution Renewals litigation Life Sciences Patentability Docketing Patent and Claims Healthcare insights Intelligence trademark charting Freedom to Translation renewals Portfolio audits Academic operate Risk analytics Research Prep and Workflow Whitespace Validity prosecution management Trademark analysis Patent analysis watching intelligence Administrative Domain support optimization Clarivate™

What we were buying with the CPA acquisition CPA GLOBAL Sector By Geography • 12,000 customers 90% recurring / subscription 19% • 35% 30% • Opportunity 31% 50% – Improved product mix, 4% 12% multiple customer touch 8% 11% points ■ Pharma & Healthcare ■ North America – Enhanced market presence ■ Electronics & Telecom EMEA ■ High Tech ■ – Unique set of offerings ■ Chem Manufacturing & Auto ■ APAC ■ Consulting and Banking – Margin growth ■ Other Clarivate™

IP Group commercial organization aligns to capitalize on investments C Aligns renewals business Renewals Managed Advisory and Applications with other critical revenue Services Analytics and Platform stream Protect and Expand IP Expand IP Grow platform Creates opportunity to grow patent and Services analytics revenue and accelerate analytics and TM renewal revenue and revenue and rationalize business; focus migrate CS and build new heritage advisory growth on cross-selling data operations advisory stream; products, risk packages functions to work closely including IPMS Maintains expertise on central teams with Managed platforms to protect heritage Services team revenue and de-federate on up-sell IPM model opportunities Clarivate™

# Solid track record of successfully executing on our plan

**Continued focus on quality assets that enhance the customer experience**

| Nov 2019 | Sep 2020 | Oct 2020 | |
|---|---|---|---|
| darts-ip Part of Clarivate | CPA GLOBAL Part of Clarivate | incoPat | Techstreet™ |
| + Global Case Law | + IP Lifecycle and Transaction Management | + Patent Intelligence | - Disposition |

Clarivate™

“Control your own destiny or someone else will.” Jack Welch 0 Clarivate™

The IP market is evolving at an increasing pace Clarivate is the only company positioned for the future of IP Clarivate™

The IP market is evolving at an increasing pace Clarivate is the only company positioned for the future of IP Time-to-market Strategize Prepare Develop IP Clarivate™

The IP market is evolving at an increasing pace Clarivate is the only company positioned for the future of IP Time-to-market Strategize Prepare File Protect Rising volumes Develop Examine IP Oppose Clarivate™

The IP market is evolving at an increasing pace Clarivate is the only company positioned for the future of IP Time-to-market Strategize Prepare File Protect Rising volumes Develop Examine IP Answers vs. data Oppose Protect Optimize Clarivate™

The IP market is evolving at an increasing pace Clarivate is the only company positioned for the future of IP Time-to-market Strategize Prepare File Protect Rising volumes Develop Examine IP Answers vs. data Research Oppose Invest Optimize Digitized workflow Discover Protect Clarivate™

The future of IP management Clarivate IP workbench for enabling customer access to functionality and data Clarivate IP Workbench Modular to drive customer configurability Platform to seamlessly Applications BI Tools Micro Services integrate new acquisitions for functionality Integration Layer Enable customer access to Academic Patent Trademark Case Law Renewals data assets Eliminates need for point- to-point integration Back Office Clarivate™

What to expect in 2021: Leveraging partnerships, unique data and smart integration to become ubiquitous in the market Accelerators Content Accessibility • Partnerships • New derived data products • Data lake strategy • Packaging and cross selling • Normalized content • Advisory overlays • Enhancing product mix • Advanced analytics • Integration to ease access Clarivate™

IP Group positioned to accelerate • Market dynamics continue to support growth rates • Incredibly resilient business Summary • Demonstrated ability to quickly integrate both heritage offerings and new acquisitions • Unique offerings and unmatched scale continues to expand our competitive moat

Clarivate™ 5-minute break

Clarivate™ Optimizing and accelerating our growth Mike Morhardt Executive Vice President, Commercial Performance and Operations November 10, 2020

We are differentiating how we sell to and service our customers to drive growth and optimize cost Key Accounts Optimize operations and costs Field Improve ease of doing business Accounts Improve retention, new logo and cross sell & up sell performance Inside Sales Accounts (GBCs) Clarivate™

Cross sell and up sell – What’s defined gets measured Up sell Selling higher-value product versions (e.g. $$ more features/content/access) to $ existing customers who already subscribe to the ■- ■-- product line Cross sell Selling additional product lines and $ $$ services to existing customers who do not ■- currently subscribe ...■-- ___ _-11111!!~· 1 =::: b+ == I Clarivate™

Global business center strategy and focus Strategy/focus Customer High value Value capture New logo Cost-to-serve spend/potential consulting & Up-sell Cross-sell (price) acquisition efficiencies partnership Key Accounts Field Accounts Inside Sales Accounts (Global Business Centers) low focus 0 high focus • Clarivate™

These actions will help drive growth and optimize costs Drive operational Establish centralized Inside Allow Field Sales to Exploit cross-sell excellence and optimize Sales function: concentrate on high opportunities by cost through centralized • Help improve renewals, growth opportunities systematically identifying Global Business Centers upsell and new logo white-space potential, and Drive further revenue housing Inside Sales, acquisition incentivizing and enabling Customer Service and growth amongst very the right Sales behaviors additional back-office largest accounts through functions dedicated Key Account Program Clarivate™

.. , Accounts Clarivate will manage most of its customers through the inside to free up Field Sales time and optimize cost-to-serve Target end state Benefits • Improve customer delight by ensuring regular touch 20% points with fragmented customer base • Enable our Field Sales team to focus on high Field 80% growth/large customers Sales 80% • Provide pipeline of talent for Field Sales teams • Set organization up to effectively integrate acquisitions Inside and scale 20% Sales • Provide foundation for self-serve/ next generation Revenue Customer digital sales share share Clarivate™

Our Global Business Centers are up and running Locations Chandler, Arizona Belgrade, Serbia Penang, Malaysia Functions • Inside Sales • Customer Service • Back-office e.g.: ‒ Revenue ops ‒ Content ops People1 235 86 72 44 33 Total colleagues Customer Service Inside Sales Revenue Other incl. Content Operations Operations Clarivate™ 1Forecast exiting 2020; excludes Belgrade

We are shifting our focus to expand and optimize on our GBC strategy Strengthen the core and incorporate integrations GBC 2.0 1 (Improve ramp times through onboarding & training) 2 Expand our functional footprint Leverage best-in-class technology and implement 3 proven best practices 4 Develop our culture and drive Clarivate values Clarivate™

.. , Accounts Driving cross-sell across Clarivate Potential Approach Status Results to date Launched • +1.5k incremental referrals Team Selling Feb 2020 • +$20M incremental pipeline • Forecast 3x closed-won Sales-led performance vs. 2019 Current revenue: $370M Potential cross-sell revenue: $146M • Portfolio (SKU) • Life Science Regulatory Smart Packaging simplification across proposition and WoS and Pricing multiple products platform simplified • Initiated work on packaged significantly Product-led propositions launching • Simplified WoS packages throughout 2021 for corporate segment Clarivate™

Accelerating our organic growth • Build and expand Global Business Centers – Improved Customer retention (inside and field accounts) – Allow field to focus on larger customers and opportunities – Improve new logo acquisition • Target our cross sell opportunity – Sales incentives to drive collaboration – Smart pricing and packaging to make it --- easier to buy Clarivate™

Clarivate™ Clarivate Technology Group Stefano Maestri Chief Technology Officer November 10, 2020

Seamless transition within our technology group

... • ltJ Cultural evolution

Driving innovation — People • Passion for the company – Contingent worker reduction – Strong collaboration • Strategic development centers – At scale – ....50% of the technology workforce

Driving innovation — Processes • React to customer needs – Leverage agile investment • Metric driven decision making – Continuous improvement • Strong customer focus – UX practice – Product telemetry

• • • • • • • • • • • • • Optimizing the enterprise / /. / •

Preparing for growth — IT systems • Best in class IT business systems: – Workday, Salesforce, Netsuite, docusign … • Progress on consolidation – CompuMark & MarkMonitor complete – DRG in flight • ITIL adoption – Incident, Problem and Change management implemented

Singularity is underpinning our growth ELIMINATE duplication MODERNIZE ABSORB technology growth Data Science MAXIMIZE DELIGHT efficiencies customers 0 Clarivate™

Creating customer value • - ======::....:::=•

Our data science capabilities are second to none • Tangible investment made • Delivering production-ready solutions • Differentiates product content accuracy • Powers new innovations

Leverage the power of the cloud • Capitalize on cloud disposition – 80% hosting in cloud - ::::::::.:..------==rf,..,..- • Serverless applications – Microservices reuse • Segregate our data from our platforms

Clarivate™ Financial overview Richard Hanks, Chief Financial Officer November 10, 2020

Recurring revenue Path to continued + profitable long-term incremental growth profitable growth is clear even during times of significant market = strong cash flow uncertainty = capacity to reinvest --~~~ r ........ ~ -.... ~

Clarivate continues to deliver on its priorities Strategic Continuous LTM Pro Forma Acquisitions Operational Highlights Improvement Clarivate™

# Clarivate's strategic acquisitions have established market-leading businesses in Science and IP

| Tuck-ins to add product capabilities | Complete the life sciences value chain | Complete IP value chain, transform our platform |
|---|---|---|
| darts-ip | DRG | CPA GLOBAL |
| SequenceBase | | |
| TrademarkVision | | |
| incoPat | | |
| CUSTOMERSFIRSTNOW Part of Clarivate | | |

Clarivate™

Our continuous operational improvement has driven margins to high 30%s with mid-40% in clear sight • $70-75M of identified cost efficiencies post- public offering in May 2019 • $30M of DRG cost savings are tracking to plan laid out at time of acquisition • $75M of run-rate cost savings relating to CPA Global combination will be achieved within 18 months • Very nimble operational response to Covid-19, expense management and margin protection Clarivate™

LTM pro forma highlights High-Single- $1.7B Adjusted Revenue1 Digit Adjusted Organic Growth1 81% 45% Adjusted EBITDA Less Capex Adjusted EBITDA Margins1 Conversion1 Notes: Figures reflect LTM Jun20 pro forma results; Pro forma financials reflect the full year impact of acquisitions, including CPA Global, and associated run-rate cost synergies; CPA Global financials are converted to USD at a GBPUSD exchange rate of 1.26x Clarivate™ 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures

Clarivate is the platform of choice, spanning the innovation life cycle in the Science and Intellectual Property markets Pro Forma Business Revenue Mix By Product Group By Type By Geography 17% 21% 44% 56% 56% 50% 27% 29% Subscription Re-Occurring ■ Science Group ■ ■ ■ Transactional ■ Americas ■ EMEA ■ APAC ■ Intellectual Property Group wbh Clarivate™ Notes: CPA Global financials are converted to USD at a GBPUSD exchange rate of 1.26x; Figures reflect LTM Jun20 pro forma results; Pro forma financials reflect the full year impact of acquisitions, including CPA Global, and associated run-rate cost synergies

Recent revenue growth has been accelerated by accretive M&A rounding out core offerings Adjusted Revenue ($M)1 $1,400 $1,280 - $1,295 $1,200 $975 $1,000 $935 $951 $800 $600 $400 $200 $0 2017 2018 2019 2020 Growth 0.7% 1.7% 2.5% Mid-point 32% Clarivate™ 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

Platform architecting and timely separation from Thomson Reuters enables growth and accretive M&A; on a path to additional growth Adjusted EBITDA ($M) and margin (%)1 $600 Platform scaled $480-495 $500 through Building out accretive Driving 38% $400 standalone platform M&A $320 infrastructure optimization $294 $300 $273 34% 30% $200 29% $100 $0 2017 2018 2019 2020 Clarivate™ 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

Looking ahead, driving growth and margins, extending the platform

Outward focus on customers will allow us to drive organic revenue growth into high single digits exiting 2021 Sales force expansion Global Consulting Business Centers Pricing /Inside Improved equilibrium sales UI/UX drives 4-5% pa Make retention our data rate ubiquitous

Streamlining initiatives have enabled us to work smarter, scale quickly and drive margin expansion Headcount optimization Facilities rationalization Insource Completed for application prior acquisitions; development Replatform now focused on Portfolio with AI and CPA Global rationalization — machine integration of 80 sites to 40 via learning Vendor 3,000 colleagues Completed 3-6 “DigitalFirst” months ahead of rationalization operational schedule; enjoying renegotiation strategy Project Singularity productivity and phase 1 completed cost improvements Completed — now focus on CPA global

Status by savings program Street Run-Rate Announcement Exiting 2021 ($M) $70-75 2019 Cost Optimization $75 (run-rate savings exiting Q1 2021) $30 DRG Synergies $30 (run-rate within 18 months of close) $5 COVID-related (permanent savings, $5 $30 in-year vs. 2020 plan) $75 CPA $75 (run-rate within 18 months of close) $180-185 Total $185 run-rate savings Clarivate™

Clarivate philosophy – capital allocation and return • Investing in: – Business transformation – Ongoing product and platform enhancements • Cash allocated to accretive M&A • Cash allocated to reducing leverage – Tuck-in acquisitions focused on proprietary databases servicing global markets – Scaled, well-timed strategic acquisitions 7

We’ve accomplished much in a short time Equity structure • Completed primary and secondary offerings – Increases public float to 283M shares, 74% of shares outstanding – Reduced private equity ownership from 71% to 26% (now 52% proforma CPA transaction) Debt structure • Lowered our average cost of debt and extended our debt maturity profile – Weighted average Cost of Debt is ~4.0% – Weighed average Years to Maturity is 6.1 yrs – Annual interest expense of ~$85M ($149M pro forma for CPA acquisition) Clarivate™

Healthy balance sheet with solid credit ratings provides capital structure flexibility Balance sheet ($M) Q3 2020 Q4 2019 Cash $601 $76 Accounts receivable, net 239 334 Intangibles and goodwill 4,036 3,157 Total assets $5,150 $3,791 Deferred revenue 350 427 Accts payable & accrued expenses 273 186 Debt 1,951 1,665 Total liabilities 2,792 2,431 Equity $2,358 $1,360 Credit metrics Debt / standalone adjusted EBITDA1 4.9 5.0 Net debt / standalone adjusted EBITDA1 2.9 4.7 Credit ratings Moody’s B2 – stable outlook B3 – stable outlook S&P B – positive outlook B – stable outlook Clarivate™ 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures. Q32020 does not include acquisition of CPA Global

Reaffirming 2020 outlook and introducing 2021 guidance ($M, except % and per share data) 2020 Pro forma Q4 CPA 2021 Adjusted revenue1 $1,280 - $1,295 $1,780 - $1,8402 % change YOY growth 31% - 33% 39% - 42% Adjusted EBITDA1 $480 - $495 $785 - $8252 Adjusted EBITDA margin %1 37% - 38% 44% - 45% Adjusted diluted EPS1 55 - 61 cents In process3 Adjusted free cash flow1 $240 - $260 $450 - $500 1See the Appendix for a reconciliation of GAAP to Non-GAAP measures. 22021 excludes approximately $70M of revenue and $14M of EBITDA from Techstreet, which was divested on November 6, 2020. Clarivate™ 3Evaluating the tax impact of CPA Global acquisition on Adjusted diluted EPS. The Company expects to provide 2021 Adjusted EPS within the next couple weeks.

Our purpose Recurring revenue + profitable We believe human ingenuity incremental growth can transform the world and improve our future. = strong cash flow = capacity to reinvest Clarivate™

Appendix

# Diluted Share Count

| Enterprise Value Build | | @$28 | | @$32 | | @$36 |
|---|---|---|---|---|---|---|
| (Forecasted as of and for the year ended December 31, 2021, $ in millions except for per share values) | | | | | | |
| Share Price | | | | | | |
| Ticker | | | | | | |
| 1 Current Share (Live) | $ | 28.00 | $ | 32.00 | $ | 36.00 |
| Enterprise Value Build | | | | | | |
| Basic Shares Outstanding | | 625,657,194 | | 625,657,194 | | 625,657,194 |
| (+) Stock Dilution | | 5,385,811 | | 5,751,206 | | 6,037,465 |
| **Forecasted Fully Diluted Shares Outstanding** | | **631,043,005** | | **631,408,400** | | **631,694,658** |
| (x) Share Price | $ | 28.00 | $ | 32.00 | $ | 36.00 |
| **Equity Value ($ in millions)** | | **17,669.2** | | **20,205.1** | | **22,741.0** |
| 2 (+) Debt ($ in millions) | | 1,923.6 | | 1,923.6 | | 1,923.6 |
| 2 (-) Cash ($ in millions) | | 601.1 | | 601.1 | | 601.1 |
| **Enterprise Value ($ in millions)** | | **18,991.7** | | **21,527.6** | | **24,063.5** |
| Stock Options | | | | | | |
| 3 Shares Contributing to Dilution | | 1,887,927 | | 1,909,888 | | 1,909,888 |
| 3 Weighted-average Exercise Price | | Various | | Various | | Various |
| 3 Options Dilution | | 1,058,925 | | 1,164,265 | | 1,247,112 |
| Private Warrants Outstanding | | - | | - | | - |
| Exercisable as of December 31, 2020 | | 4,239,543 | | 4,239,543 | | 4,239,543 |
| Weighted-average Exercise Price | $ | 11.50 | $ | 11.50 | $ | 11.50 |
| Private Warrants Dilution | | 2,498,302 | | 2,715,958 | | 2,885,245 |
| 4 RSUs Outstanding - 2019/2020 Issued & 2020/2021 Forecast | | 2,871,161 | | 2,724,257 | | 2,612,448 |
| Weighted-average Exercise Price | | - | | - | | - |
| RSU Dilution | | 1,368,454 | | 1,410,854 | | 1,444,979 |
| 5 PSUs - 2020 Forecast | | - | | - | | - |
| Weighted-average Exercise Price | | - | | - | | - |
| PSU Dilution | | - | | - | | - |
| 6 DRG Contingent Consideration | | 460,129 | | 460,129 | | 460,129 |
| Weighted-average Exercise Price | | - | | - | | - |
| DRG Contingent Consideration Dilution | | 460,129 | | 460,129 | | 460,129 |
| **Total Stock Dilution** | | **5,385,811** | | **5,751,206** | | **6,037,465** |

## Comments

*Note: the analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share*

1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP.
2. Debt and cash amounts reflect 9/30/20 balances.
3. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation cost on unvested options.
4. Consists of actual 2019 and 2020, as well as forecasted 2020 and 2021 RSUs and their related activity.
5. Consistent with the requirements of ASC 260, performance conditions for the PSUs granted in 2020 and forecasted to be granted in 2021 have not been achieved as of this time, and therefore are excluded from this dilution analysis.
6. Consistent with the requirement of ASC 260, the impact of 2.9M estimated shares to be issued on the one year anniversary of acquisition of DRG (February 28, 2021) is included within this dilution analysis. Amount shown is the weighted average of the shares estimated to be issued based on the closing of the DRG transaction on February 28, 2020.
7. The analysis assumes no share buy backs by the company during the period

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# Non GAAP Reconciliation – Revenue to Adjusted Revenue

| | Year Ended December 31, 2017 Actuals | | Year Ended December 31, 2018 Actuals | | Year Ended December 31, 2019 Actuals | |
|---|---|---|---|---|---|---|
| Revenues, net | $ | 918 | $ | 968 | $ | 974 |
| ① Deferred revenues purchase accounting adjustment | | 50 | | 3 | | 0 |
| ② Revenue attributed to IPM Product Line | | (32) | | (20) | | - |
| Adjusted Revenues | | 935 | | 951 | | 975 |
| ③ Divested - MarkMonitor businesses | | | | | | |
| Adjusted Revenues Excluding MarkMonitor | | N/A | $ | 893 | $ | 919 |

# Non GAAP Reconciliation – Net Loss to Adjusted EBITDA

| | Year Ended December 31, 2017 Actuals | | Year Ended December 31, 2018 Actuals | | Year Ended December 31, 2019 Actuals | |
|---|---|---|---|---|---|---|
| Net loss | $ | (264) | $ | (242) | $ | (211) |
| (Benefit) provision for income taxes | | (21) | | 6 | | 10 |
| Depreciation and amortization | | 228 | | 237 | | 201 |
| Interest, net | | 138 | | 131 | | 158 |
| ④ Transition, transition services agreement, and integration expense | | 177 | | 125 | | 35 |
| ① Deferred revenues adjustment | | 50 | | 3 | | 0 |
| ⑤ Transaction related costs | | 2 | | 2 | | 46 |
| Share-based compensation expense | | 18 | | 14 | | 51 |
| ② Gain on sale of IPM Product Line | | - | | (36) | | - |
| Tax indemnity asset | | - | | 34 | | - |
| ② IPM adjusted operating margin | | (7) | | (6) | | - |
| ⑥ Restructuring | | - | | - | | 16 |
| Legal Settlement | | - | | - | | (39) |
| Impairment on assets held for sale | | - | | - | | 18 |
| ⑦ Other | | (1) | | 5 | | 9 |
| Adjusted EBITDA | $ | 320 | $ | 273 | $ | 294 |
| Adjusted EBITDA margin | | 34.2% | | 28.7% | | 30.2% |
| ③ Divested MarkMonitor EBITDA | | | | 4 | | 2 |
| Adjusted EBITDA excluding Mark Monitor | | N/A | $ | 269 | $ | 292 |

Descriptions

**Adjusted revenue and Adjusted EBITDA adjustments**

1. Deferred revenue fair value accounting adjustment arising from purchase price allocation in connection with the 2016 Transaction
2. Clarivate divested its non-core IPM product line in Oct. '18
3. Clarivate divested certain MarkMonitor businesses including brand protection, antipiracy and antifraud businesses on Jan. 1, 2020
4. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups.
5. Consulting and accounting costs associated with acquisitions and the sale of divested businesses; expenses include merger related costs
6. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups
7. Primarily includes the net impact of foreign exchange gains and losses related to the re-measurement of monetary balances and other one-time adjustments

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# Reconciliation of Non-GAAP Financial Measures and Required Reported Data

| (in millions) | Twelve Months Ended September 30, 2020 | Twelve Months Ended December 31, 2019 |
|---|---|---|
| **Net loss** | $ (197.5) | $ (211.0) |
| (Benefit) provision for income taxes | 18.3 | 10.2 |
| Depreciation and amortization | 231.6 | 200.5 |
| Interest, net | 136.1 | 157.7 |
| (1) Transition Services Agreement costs | 0.6 | 10.5 |
| (2) Transition, transformation and integration expense | 2.9 | 24.4 |
| (3) Deferred revenues adjustment | 7.5 | 0.4 |
| (4) Transaction related costs | 74.3 | 46.2 |
| Share-based compensation expense | 35.8 | 51.4 |
| (5) Restructuring | 42.5 | 15.7 |
| Legal settlement | — | (39.4) |
| Impairment on assets held for sale | 18.4 | 18.4 |
| (6) Other | 0.6 | 9.0 |
| **Adjusted EBITDA** | **371.1** | **294.0** |
| Realized foreign exchange gain | (5.7) | (3.5) |
| (7) DRG Adjusted EBITDA Impact | 26.6 | — |
| (8) Cost savings | 36.6 | 15.5 |
| (9) Excess standalone costs | 30.0 | 30.0 |
| **Standalone Adjusted EBITDA** | **$ 458.3** | **$ 336.0** |

## Descriptions

**Adjusted EBITDA adjustments**

1. In 2020, this is related to a new transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor assets. In 2019, this includes payments to Thomson Reuters under the Transition Services Agreement.
2. Includes cash payments in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These cash payments include mainly transition consulting, technology infrastructure, personnel and severance expenses relating to our standalone company infrastructure, which are recorded in Transition, integration, and other related expenses line-item of our income statement, as well as cash payments related to the restructuring and transformation of our business following our separation from Thomson Reuters in 2016 mainly related to the integration of separate business units into one functional organization and enhancements in our technology. This also includes cash payments following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups.
3. Reflects the deferred revenues adjustment as a result of purchase accounting.
4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
5. Reflects costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two product groups. This also includes restructuring related costs following the acquisition of DRG in 2020.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.
7. Represents DRG Adjusted EBITDA for the period beginning October 1, 2019 until the acquisition date of February 28, 2020 to reflect the company's Standalone EBITDA as though material acquisitions occurred at the beginning of the presented period.
8. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.
9. Reflects the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone operating costs.

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Non GAAP Reconciliation – Debt to Net debt September 30, December 31, (in millions) 2020 2019 Total debt outstanding $ 1,950.6 $ 1,665.0 Cash and cash equivalents 601.1 76.1 Total net debt outstanding $ 1,349.5 $ 1,588.9 Standalone adjusted EBITDA $ 458.3 $ 336.0 Debt / standalone adjusted EBITDA 4.2 5.0 Net debt / standalone adjusted EBITDA 2.9 4.7 Pro Forma Clarivate + CPA Global Selected Financial Data – LTM 6/30/2020 in $ millions LTM June 30, 2020 Revenues, net - Clarivate + CPA Global Pro Forma $1,717 Net loss $ (35.5) Provision for income taxes 19.0 Depreciation and amortization 295.0 Interest, net 152.0 Transition, transaction, TSA and integration costs 81.5 Deferred revenues adjustment 5.5 Share-based compensation expense 38.6 Restructuring 45.2 Legal settlement (33.6) Impairment on assets held for sale 18.4 Other (7.4) Adjusted EBITDA 578.8 Realized foreign exchange gain (3.0) DRG Adjusted EBITDA impact 35.8 Cost savings 123.9 Excess standalone costs 30.1 Pro Forma Combined Consolidated EBITDA $ 765.6 Clarivate™ 110

## Non GAAP Reconciliation – Revenues, Net to Adjusted Revenues

| | Year Ending December 31, 2020 (Forecasted) | | Year Ending December 31, 2021 (Forecasted) | |
|---|---|---|---|---|
| | Low | High | Low | High |
| Revenues, net | $ 1,280.0 | $ 1,295.0 | $ 1,780.0 | $ 1,840.0 |
| (1) Adjusted revenues, net | $ 1,280.0 | $ 1,295.0 | $ 1,780.0 | $ 1,840.0 |

**Descriptions**

**Adjusted Revenues, net Adjustments**

1. The Company is evaluating the purchase accounting impact, including the deferred revenue adjustment, related to the DRG acquisition.

## Non GAAP Reconciliation – Net Income to Adjusted EBITDA

| | Year Ending December 31, 2020 (Forecasted) | | Year Ending December 31, 2021 (Forecasted) | |
|---|---|---|---|---|
| (in millions) | Low | High | Low | High |
| **Net income (loss)** | $ (165.1) | $ (150.1) | $ (7.5) | $ 32.5 |
| Provision for income taxes | 22.7 | 22.7 | 29.4 | 29.4 |
| Depreciation and amortization | 312.5 | 312.5 | 545.8 | 545.8 |
| Interest, net | 111.4 | 111.4 | 151.3 | 151.3 |
| (1) Transition, transition services agreement, and integration expense[1] | 37.7 | 37.7 | 40.3 | 40.3 |
| (2) Transaction related costs[2] | 118.1 | 118.1 | — | — |
| Share-based compensation expense | 37.6 | 37.6 | 26.0 | 26.0 |
| Deferred revenue adjustment | 7.7 | 7.7 | — | — |
| Other | (2.6) | (2.6) | (0.3) | (0.3) |
| **Adjusted EBITDA** | $ 480.0 | $ 495.0 | $ 785.0 | $ 825.0 |
| Adjusted EBITDA margin | 37% | 38% | 44% | 45% |

**Descriptions**

**Adjusted EBITDA Adjustments**

1. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements.
2. Includes cost associated with merger and acquisition related activities.

## Non GAAP Reconciliation –Adjusted EBITDA Margin

**Reconciliation**

| *($ in millions)* | Year Ending December 31, 2020 (Forecasted) | | Year Ending December 31, 2021 (Forecasted) | |
|---|---|---|---|---|
| | Low | High | Low | High |
| (1) Revenues, net | $ 1,280.0 | $ 1,295.0 | $ 1,780.0 | $ 1,840.0 |
| Adjusted EBITDA | $ 480.0 | $ 495.0 | $ 785.0 | $ 825.0 |
| Adjusted EBITDA Margin | 37% | 38% | 44% | 45% |

**Descriptions**

**Adjusted EBITDA Margin Adjustments**

1. The Company is evaluating the purchase accounting impact, including the deferred revenue adjustment, related to the DRG acquisition.

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111

Non GAAP Reconciliation – Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS Year Ending December 31, 2020 Reconciliation (Forecasted) Descriptions (in millions, except per share amounts) Low High Adjusted Diluted EPS Adjustments Per Share Per Share 1. Includes restructuring costs, other cost optimization activities, and payments and receipts under transition service agreements. 2. Includes cost associated with merger and acquisition related activities. Net loss $(0.19) $(0.13) 1 Transition, TSA and integration expenses 0.11 0.11 •2 Transaction related costs 0.13 0.13 • Share-based compensation 0.07 0.07 Amortization related to acquired intangible assets 0.48 0.48 Income tax impact of related adjustments (0.05) (0.05) Adjusted Diluted EPS $0.55 $0.61 Weighted average common shares (diluted) 453,258,347 Non GAAP Reconciliation – Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow Year Ending Year Ending December 31, 2020 December 31, 2021 Descriptions (Forecasted) (Forecasted) Adjusted Free Cash Flow Adjustments (in millions) Low High Low High 1. Includes cash payments related to restructuring and other cost Net cash provided by operating activities $ 213.0 $ 223.0 $ 559.7 $ 609.7 optimization activities. Capital expenditures (105.0) (100.0) (151.7) (151.7) 2. Includes cash payments related to merger and acquisition related activities. Free Cash Flow 108.0 123.0 408.0 458.0 1 Transition, transition services agreement, and • integration expense(1) 52.0 55.0 42.0 42.0 2 Transaction related costs(2) 80.0 82.0 — — Adjusted Free Cash Flow $ 240.0 $ 260.0 $ 450.0 $ 500.0 Clarivate™ 112